Exhibit 10.4

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of December 16, 2020, by and among BurgerFi International, Inc. (f/k/a OPES Acquisition Corp.), a Delaware corporation (the “Company”), and each of the individuals and entities set forth on the signature page hereto (each a “Voting Party” and collectively, the “Voting Parties”). For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Member Interest Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Company, BurgerFi International LLC, a Delaware limited liability company (“BurgerFi LLC”), the members of BurgerFi LLC(the “Members”), and BurgerFi Holdings, LLC, a Delaware limited liability company (the “Members’ Representative”) entered into a membership interest purchase agreement, dated June 29, 2020 (the “Member Interest Purchase Agreement”); and

WHEREAS, each of the Voting Parties, currently owns, or on closing of the transactions contemplated by the Member Interest Purchase Agreement, will own, shares of the Company’s common stock, and wishes to provide for orderly elections of the Company’s board of directors as described herein.

NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Agreement to Vote. During the term of this Agreement, each Voting Party agrees to vote all securities of the Company that such Voting Party owns from time to time and may vote in the election of the Company’s directors (hereinafter referred to as the “Voting Shares”), in accordance with the provisions of this Agreement, whether at a regular or special meeting of stockholders or by written consent.

2. Election of Boards of Directors.

2.1. Voting; Initial Designees. During the term of this Agreement, each Voting Party agrees to vote all Voting Shares in such manner as may be necessary to elect (and maintain in office) the following five members of the Company’s Post-Closing Board of Directors, consisting of: Ophir Sternberg, as Chairman of the Board, A.J. Acker, Steven Berrard, Gregory Mann and Allison Greenfield.

2.2. Size of the Board. During the term of this Agreement, the parties hereto agree that they shall, and shall cause their respective successors to, maintain the size of the Company’s Post-Closing Board of Directors at five (5) persons for a period of two (2) years from the Closing Date.

2.3. Obligations; Removal of Directors; Vacancies. The obligations of the Voting Parties pursuant to this Section 2 shall include any stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation as required to effect the intent of this Agreement. Each of the Voting Parties and the Company agree not to take any actions that would contravene or materially and adversely affect the provisions of this Agreement and the intention of the parties with respect to the composition of the Company’s Post-Closing Board of Directors as herein stated. The parties acknowledge that the fiduciary duties of each member of the Company’s Post-Closing Board of Directors are to the Company’s stockholders as a whole. In the event any director elected pursuant to the terms hereof ceases to serve as a member of the Company’s Post-Closing Board of Directors, the Company and the Voting Parties agree to take all such action as is reasonable and necessary, including the voting of shares of capital stock of the Company by the Voting Parties as to which they have beneficial ownership, to cause the election or appointment of such other person designated by the Chairman, in consultation with the Members’ Representative (after Closing), or, as the case may be, to the Post-Closing Board of Directors as may be designated on the terms provided herein.

2.4. Power of Attorney. During the term of this Agreement, in the event a Voting Party is unable to attend in person a meeting of BurgerFi’s stockholders at which directors shall be elected to the Board, and the Voting Party also fails to timely submit a proxy card indicating how such Voting Party intends to vote for the directors who are standing for election, the Voting Party hereby appoints the Chairman of the Board of Directors as its true and lawful attorney and proxy with full power of substitution for and its name to act on behalf of the Voting Party, for the limited purpose of voting in favor of the election of all of the directors set forth in Section 2. 1 hereof. The Voting Party understands and agrees that this limited proxy is irrevocable and coupled with an interest and, except as otherwise provided herein, shall terminate upon the termination of this Agreement.

3. Successors in Interest of the Voting Parties and the Company. The provisions of this Agreement shall be binding upon the successors in interest of any Voting Party with respect to any of such Voting Party’s Voting Shares or any voting rights therein, unless the Voting Shares are sold into the Trading Market. Each Voting Party shall not, and the Company shall not, permit the transfer of any Voting Party’s Voting Shares (except for sales of Voting Shares, including block trades, into the Trading Market), unless and until the person to whom such securities are to be transferred shall have executed a written agreement pursuant to which such person agrees to become a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a Voting Party hereunder.

4. Covenants. The Company and each Voting Party agrees to take all actions required to ensure that the rights given to each Voting Party hereunder are effective and that each Voting Party enjoys the benefits thereof. Such actions include, without limitation, the use of best efforts to cause the nomination of the designees, as provided herein, for election as directors of the Company. Neither the Company nor any Voting Party will, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company or any such Voting Party, as applicable, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of each Voting Party hereunder against impairment.

5. Grant of Proxy. The parties agree that this Agreement does not constitute the granting of a proxy to any party or any other person; provided, however, that should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

6. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto, that this Agreement shall be specifically enforceable, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

7. Manner of Voting. The voting of the Voting Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

8. Termination. This Agreement shall terminate upon the first to occur of the following:

8.1 The date that is two (2) years from the Closing Date; or

8.2 immediately prior to a transaction pursuant to which a person or group other than current stockholders of the Company or the Voting Parties, or their respective affiliates, will control greater than 50% of the Company’s voting power with respect to the election of directors of the Company.

9. Amendments and Waivers. Except as otherwise provided herein, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the unanimous written consent of (a) the Company, and (b) the holders of a majority of Voting Shares then held by the Voting Parties, the Chairman, and the Members’ Representative; provided, however, that the right of the Chairman, with the consent of the Member’s Representative, to nominate members to the Post-Closing Board of Directors shall not be amended without the written consent of the Chairman.

10. Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization or the like, any securities issued with respect to Voting Shares held by Voting Parties shall become Voting Shares for purposes of this Agreement.

11. Severability. In the event that any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12. Governing Law. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of Florida without reference to its conflicts of laws provisions, except that all matters relating to the fiduciary duties of the Company’s Post-Closing Board of Directors shall be subject to the laws of Delaware. Any legal suit, action or proceeding arising out of or based upon this agreement, the other additional agreements or the transactions contemplated hereby or thereby may be instituted in the Federal courts of the United States of America or the courts of the State of Florida, in each case located in the City of Fort Lauderdale and County of Broward, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. the parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

14. Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

15. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

[Remainder of page intentionally left blank; signature page follows]

This Voting Agreement is hereby executed effective as of the date first set forth above.

OPES ACQUISITION CORP.,
a Delaware corporation

By:	/s/ Ophir Sternberg
Name:	Ophir Sternberg
Title:	Chairman

VOTING PARTIES:

BurgerFi Holdings, LLC
a Delaware limited liability company

By:	/s/ Kevin Cooper
Name:	Kevin Cooper
Title:	Manager

Andrea Jane Acker Revocable Trust U/A dated April 25, 2008

By:	/s/ Andrea Jane Acker
Name:	Andrea Jane Acker
Title:	Trustee

[The Sponsor and others now holding Sponsor shares must be listed on the signature block]